                                                                     Exhibit 2.1
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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              WINDMERE CORPORATION

                                      AND

                         SALTON/MAXIM HOUSEWARES, INC.

                              ___________________

                               FEBRUARY 27, 1996

                              ___________________


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

                               TABLE OF CONTENTS


                                                                                                        Page
                                                                                                        ----
                                                            ARTICLE I.

                                                    SALE AND PURCHASE OF SHARES
         SECTION 1.01.    Sale and Purchase of Shares . . . . . . . . . . . . . . . . . . . . . . . . .    1
         SECTION 1.02.    Payment for Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                                            ARTICLE II.

                                                              CLOSING

         SECTION 2.01.    Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 2.02.    Deliveries by the Company . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 2.03.    Deliveries by Windmere  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

                                                           ARTICLE III.

                                                  REPRESENTATIONS AND WARRANTIES

         SECTION 3.01.    Representations and Warranties of the Company . . . . . . . . . . . . . . . .    3
                 (a)      Organization, Standing and Corporate Power  . . . . . . . . . . . . . . . . .    3
                 (b)      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (c)      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                 (d)      Authority; Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . .    4
                 (e)      SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                 (f)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . .    6
                 (g)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (h)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
                 (i)      Absence of Changes in Benefit Plans; Labor Relations  . . . . . . . . . . . .    6
                 (j)      Benefit Plan Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                 (k)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 (l)      Voting Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                 (m)      Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 (n)      Purchase for Investment . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         SECTION 3.02.    Representations and Warranties of Windmere  . . . . . . . . . . . . . . . . .    9
                 (a)      Organization, Standing and Corporate Power  . . . . . . . . . . . . . . . . .    9
                 (b)      Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 (c)      Capital Structure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
                 (d)      Authority; Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . .   10
                 (e)      SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                 (f)      Absence of Certain Changes or Events  . . . . . . . . . . . . . . . . . . . .   11
                 (g)      Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (h)      Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (i)      Absence of Changes in Benefit Plans; Labor Relations  . . . . . . . . . . . .   12
                 (j)      Benefit Plan Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
                 (k)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14








                                     (i)

                 (l)      No Voting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (m)      Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (n)      Purchase for Investment . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (o)      Ownership of Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . .   14
                 (p)      Financing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                                                            ARTICLE IV.

                                             COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.01.    Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (a)      Conduct of Business by the Company  . . . . . . . . . . . . . . . . . . . . .   15
                 (b)      Other Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 4.02.    No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                            ARTICLE V.

                                                       ADDITIONAL AGREEMENTS

         SECTION 5.01.    Preparation of the Proxy Materials; Stockholders Meeting  . . . . . . . . . .   18
         SECTION 5.02.    Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 5.03.    Reasonable Efforts; Notification  . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 5.04.    Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 5.05.    Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 5.06.    Nasdaq and NYSE Listing . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 5.07.    Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         SECTION 5.08.    Negotiation of Commercial Agreements  . . . . . . . . . . . . . . . . . . . .   20

                                                            ARTICLE VI.

                                                       CONDITIONS PRECEDENT


         SECTION 6.01.    Conditions to Each Party's Obligation To Effect the Stock Purchase  . . . . .   20
                 (a)      Stockholder Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 (b)      Regulatory Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
                 (c)      No Injunctions or Restraints; Illegality  . . . . . . . . . . . . . . . . . .   21
                 (d)      Commercial Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 6.02.    Conditions to Obligations of Windmere . . . . . . . . . . . . . . . . . . . .   21
                 (a)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . .   21
                 (b)      Performance of Obligations of the Company . . . . . . . . . . . . . . . . . .   21
                 (c)      Nasdaq National Market Listing  . . . . . . . . . . . . . . . . . . . . . . .   21
                 (d)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . .   21
                 (e)      Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         SECTION 6.03.    Conditions to Obligations of the Company  . . . . . . . . . . . . . . . . . .   21
                 (a)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . .   21
                 (b)      Performance of Obligations of Windmere  . . . . . . . . . . . . . . . . . . .   22
                 (c)      NYSE Listing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 (d)      No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 (f)      Fairness Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 (g)      Lenders' Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 (h)      Closing Deliveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22



                                     (ii)

                                  ARTICLE VII.

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.01.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         SECTION 7.02.    Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 7.03.    Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 7.04.    Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                                           ARTICLE VIII.

                                                        GENERAL PROVISIONS

         SECTION 8.01.    Survival of Representations and Warranties  . . . . . . . . . . . . . . . . .   24
         SECTION 8.02.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         SECTION 8.03.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 8.04.    Interpretation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 8.05.    Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 8.06.    Entire Agreement; No Third-Party Beneficiaries  . . . . . . . . . . . . . . .   26
         SECTION 8.07.    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 8.08.    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         SECTION 8.09.    Enforcement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26



                                    (iii)

         STOCK PURCHASE AGREEMENT dated February 27, 1996 (the "Agreement"), by and between WINDMERE CORPORATION, a Florida corporation ("Windmere"), and SALTON/MAXIM HOUSEWARES, INC., a Delaware corporation (the "Company").

         A. Windmere and the Company each are engaged in the business of designing and marketing a broad range of small kitchen appliances and personal and beauty care appliances, among other products.

         B. The Boards of Directors of each of Windmere and the Company believe that certain strategic benefits would be gained by each of Windmere and the Company if Windmere becomes a substantial owner of the Company's common stock.

         C. Windmere desires to purchase 50% of the issued and outstanding common stock of the Company, par value $.01 per share ("Company Common Stock"), and to receive an option (the "Option") to purchase up to 485,000 shares (which number of shares is equal to the number of shares of Company Common Stock issuable upon the exercise of presently issued and outstanding options to purchase Company Common Stock) of Company Common Stock at an exercise price of $4.83 per share, and the Company desires to sell such Company Common Stock and to grant such Option upon the terms and subject to the conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:


                                   ARTICLE I.

                          SALE AND PURCHASE OF SHARES


         SECTION 1.01.    Sale and Purchase of Shares; Grant of Option.

                 (a) On the terms and subject to the conditions of this Agreement, at the Closing referred to in Section 2.01 hereof, the Company shall issue, sell and deliver to Windmere, and Windmere shall purchase, acquire and accept from the Company, (i) 6,508,572 shares (the "Company Shares") of Company Common Stock and (ii) an Option to purchase up to 485,000 shares of Company Common Stock at an exercise price of $4.83 per share. The Option shall be exercisable only if and to the extent that options to purchase the shares of Company Common Stock which are outstanding on the date hereof are exercised. The Company shall notify Windmere in writing (the "Option Notice") within ten
(10) days after the issuance by the Company of any shares of Company Common Stock resulting from the exercise of stock options outstanding on the date hereof, which Option Notice shall specify the number of shares of Company Common Stock being issued upon the exercise of such options. Windmere may, by written notice given to the Company within ninety (90) days after receipt of the Option Notice by Windmere, elect to purchase from the Company at $4.83 per share up to such number of additional shares of Company Common Stock as is equal to the number of shares of Company Common Stock being issued upon the exercise of the options as set forth in the Option Notice. The sale and purchase of the Company Shares pursuant to this Agreement is sometimes hereinafter referred to as the "Stock Purchase".

                 (b) At the Closing, the Company shall deliver or cause to be delivered to Windmere, against payment therefor in accordance with Section
1.02 hereof, stock certificates representing the Shares being sold by the Company hereunder.

         SECTION 1.02.    Payment for Shares.

                 (a) As payment in full for the Company Shares, Windmere shall pay to the Company at the Closing, in the manner herein provided, the following (the "Purchase Price"):

                          (i)     Windmere shall deliver Three Million Two
Hundred Fifty Four Thousand Two Hundred Eighty Six Dollars ($3,254,286) in immediately available funds;

                          (ii)    Windmere shall deliver Windmere's
Subordinated Promissory Note, in the form attached hereto as Exhibit A (the "Note"), in an aggregate principal amount of Ten Million Eight Hundred Forty Seven Thousand Six Hundred Twenty Dollars ($10,847,620); and

                          (iii) Windmere shall issue and deliver 748,112 shares (the "Windmere Shares") of its common stock, par value $.10 per share ("Windmere Common Stock").


                                  ARTICLE II.

                                    CLOSING

         SECTION 2.01. Closing. Subject to the satisfaction or waiver of the conditions stated in Article VI of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be held on the fifth business day after all the conditions set forth in Article VI have been satisfied or waived, at the offices of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., 1221 Brickell Avenue, Miami, Florida 33131, or such other date, time and place as may be agreed by the parties. The date upon which the Closing occurs is hereinafter referred to as the "Closing Date." The Closing shall be deemed completed as of 11:59 p.m. Miami time on the night of the Closing Date.

         SECTION 2.02. Deliveries by the Company. At or prior to the Closing, the Company shall deliver to Windmere:

                 (i) certificates representing the Company Shares being purchased by Windmere hereunder;

                 (ii) the Commercial Agreements, duly executed by the Company;

                 (iii) the Stockholder Agreement, duly executed by the Company;

                 (iv) the Registration Rights Agreement, duly executed by the Company; and

                 (v) a certificate executed by the President and Chief Executive Officer of the Company to the effect that the conditions set forth in Sections 6.02(a) and (b) have been satisfied;

         SECTION 2.03. Deliveries by Windmere. At or prior to the Closing, Windmere shall deliver to the Company:

                 (i) by wire transfer in immediately available funds to an account of the Company (designated in writing by the Company to Windmere at least seven days prior to the Closing), the payment described in Section 1.02(a)(i) as being required to be paid by Windmere to the Company at Closing;

                 (ii) the Note described in Section 1.02(a)(ii) as being required to be delivered by Windmere to the Company at Closing;

                 (iii) a certificate representing the Windmere Shares described in Section 1.02(a)(iii) as being required to be delivered by Windmere to the Company at Closing;

                 (iv) the Security Agreements, duly executed by Windmere and its domestic subsidiaries granting the Company a security interest in substantially all of their respective assets, and Guaranties executed by Windmere's domestic subsidiaries, each in form and substance reasonably acceptable to the Company;

                 (v)      the Commercial Agreements, duly executed by Windmere;

                 (vi)     the Stockholder Agreement, duly executed by Windmere;


                 (vii) the Registration Rights Agreement, duly executed by Windmere; and

                 (viii) a certificate executed by the President and the Chief Financial Officer of Windmere to the effect that the conditions set forth in Sections 6.03(a) and (b) have been satisfied.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Windmere as follows:

                 (a) Organization, Standing and Corporate Power. Each of the Company and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a material adverse effect on the Company. The Company has delivered to Windmere complete and correct copies of its Amended and Restated Certificate of Incorporation and By-laws and the certificates of incorporation and by-laws (or similar organizational documents) of its Significant Subsidiaries, in each case as amended to the date hereof. For purposes of this Agreement, a "Significant Subsidiary" means any subsidiary of the Company that constitutes a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC").

                 (b) Subsidiaries. Schedule 3.01(b) lists each subsidiary of the Company, together with its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth on Schedule 3.01 (b), owned by the Company, by another subsidiary of the Company or by the Company and another such subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except for the capital stock of its subsidiaries and except for the ownership interests set forth in Schedule

         3.01 (b), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

                 (c) Capital Structure. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share ("Company Preferred Stock"). At the date of this Agreement, (i) 6,508,572 shares of Company Common Stock are issued and outstanding, (ii) no shares of Company Common Stock are held by the Company in its treasury, (iii) 925,000 shares of Company Common Stock are reserved for issuance upon the exercise of outstanding stock options granted pursuant to (A) the Company's 1992 Stock Option Plan, (B) the Company's 1995 Employee Stock Option Plan and (C) the Company's Non-Employee Directors Stock Option Plan (such stock options and plans are hereinafter collectively referred to as the "Company Stock Plans"), and (iv) no shares of Company Preferred Stock are issued or are outstanding. Except as set forth above, since such date, no shares of capital stock or other voting securities of the Company have been issued or are outstanding, except for issuances pursuant to the Company Stock Plans. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries. The Company Shares to be issued to Windmere have been duly authorized and, when delivered pursuant to this Agreement, will be duly and validly issued, fully-paid and nonassessable, and free of any Liens or restrictions.

                 (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement, each of the other Transaction Documents to be executed and delivered by the Company, and all other agreements and instruments contemplated hereby and thereby, and to consummate the transactions and perform the obligations contemplated hereby and thereby to be consummated by it, subject to obtaining approval of the stockholders of the Company pursuant to Section 5.01(b). The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to be executed and delivered by the Company and the consummation by the Company of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all necessary corporate action on the part of the Company, subject to obtaining approval of the stockholders of the Company pursuant to Section 5.01(b). This Agreement has been duly executed and delivered by the Company and constitutes, and the other Transaction Documents to be entered into by the Company at or prior to the Closing will be, when executed and delivered by the Company (and assuming this Agreement and such other Transaction Documents to be entered into by Windmere constitute legal, valid and binding obligations of Windmere), valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that enforceability of this Agreement and the other Transaction Documents may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule
         3.01 (d), the execution, delivery and performance of this Agreement and each of the other Transaction Documents to be executed and delivered by the Company does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and each of the other Transaction Documents to be executed and delivered by the Company will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, any provision of (i) the Restated Certificate of Incorporation or By-laws of the Company or any provision of the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) and clause (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement to be consummated by it.
         No consent, approval, order or authorization of or registration, declaration or filing with, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery by the Company of this Agreement and each of the other Transaction Documents to be executed and delivered by the Company or the consummation by the Company of the transactions contemplated hereby and thereby to be consummated by it, except for (i) those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) those required by federal and state securities laws,
         (iii) those required by the Nasdaq National Market, (iv) those required by any applicable state takeover laws, (v) the consents set forth on Schedule 3.01 (d) and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                 (e) SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the SEC since July 1, 1994 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. Except to the extent that information contained in any SEC Document has been revised or superseded by a later-filed SEC Document, filed and publicly available prior to the date of this Agreement, none of the Company SEC Documents contained when filed any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of the

         Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The representations and warranties set forth in this Section 3.01(e) shall not apply to any noncompliance, nonfilings, misstatements, omissions or failures to present fairly or conform to generally accepted accounting principles which would not, individually or in the aggregate, have a material adverse affect on the Company. Except as set forth in the Company SEC Documents or as set forth on Schedule 3.01(e), and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of the Company or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

                 (f) Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, and except as set forth on Schedule 3.01(f) or expressly contemplated by this Agreement, since July 1, 1995, the Company has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv)
         (x) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents, (y) any granting by the Company or any of its subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Company SEC Documents or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a material adverse effect on the Company, or (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                 (g) Litigation. Except as disclosed in the Company SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries having, or which would reasonably be expected to have, any such effect.

                 (h) Compliance with Laws. Except as disclosed in the Company SEC Documents, the Company and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company. To the knowledge of the Company, each of the Company and its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notes, permits and rights ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which, individually or in the aggregate, would not have a material adverse effect on the Company.

                 (i) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Company SEC Documents, since July 1, 1995, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding in each ease maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any current or former employee, officer or director of the Company or any of its subsidiaries (each, a "Benefit Plan" and, collectively, "Benefit Plans"). Except as set forth in Schedule 3.01
         (i) or as disclosed in the Company SEC Documents, there exist no employment, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries or any consulting agreement with the Company or any of its subsidiaries with respect to which the aggregate liability thereunder exceeds $100,000 or which cannot be canceled by the Company or any such subsidiary without penalty on 30 days' or less notice.

                 (j) Benefit Plan Compliance. (i) Schedule 3.01(j)(i) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, or required to be contributed to, by the Company or any of its subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under
         Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each such other person or entity, a "Company Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has delivered or made available to Windmere true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where the failure to comply would not be reasonably expected to result in a material adverse effect on the Company.

                          (ii) All Pension Plans have been the subject of determination letters from the Internal Revenue Service, or have filed a timely application therefor, to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401 (a) and 501 (a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

                          (iii) No Company Commonly Controlled Entity has incurred any liability which has not been fully paid to a Pension Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material adverse effect on the Company.

                          (iv) As of the most recent valuation date for each Pension Plan that is a "defined benefit pension plan" (as defined in Section 3 (35) of ERISA subject to Title IV of ERISA (other than a multiemployer plan) (hereinafter a "Defined Benefit Plan")), there was not any material amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and the Company is not aware of any facts or circumstances that would materially adversely change the funded status of any such Defined Benefit Plan. The Company has furnished or made available to Windmere the most recent actuarial report or valuation with respect to each Defined Benefit Plan and has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

                          (v) No Company Commonly Controlled Entity has been required at any time within the five calendar years preceding the date hereof or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

                          (vi) With respect to any Benefit Plan that is an employee welfare benefit plan, (1) no such Benefit Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, and (2) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code.

                          (vii) Schedule 3.01 (j) (vii) lists all outstanding options as of the date of this Agreement, showing for each such option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

                          (viii)  Except as disclosed in Schedule
                 3.01(j)(viii), no employee of the Company or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                          (ix)    Neither the Company or any of its
                 subsidiaries nor any person acting on behalf of the Company or any of its subsidiaries has, in contemplation of any corporate transaction involving Windmere, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of the Company or of any of its subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Benefit Plans or under any other plan or arrangement will be enhanced, (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Benefit Plans will be conducted for any period of time, or (iv) any plans or arrangements provided by Windmere will be made available to such employees.

                 (k) Taxes. The Company and its subsidiaries have filed all material tax returns and reports required to be filed by it and has paid all taxes required to be paid by it (other than taxes, the failure to pay which would not, individually or in the aggregate, have a material adverse effect on the Company), and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all material taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against the Company (other than deficiencies, the liability for which would not, individually or in the aggregate, have a material adverse effect on the Company), and no requests for waivers of the time to assess any taxes are pending. None of the assets or properties of the Company or any of its subsidiaries is subject to any material tax lien. As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto.

                 (l) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voted in person or by proxy at the Stockholders Meeting (as defined in Section 5.01(b)) is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                 (m) Brokers. Except as set forth on Schedule 3.01(m), no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                 (n) Purchase for Investment. The Company is acquiring the Windmere Shares for investment for its own account and not with a view to, or in connection with, a distribution thereof within the meaning of the Securities Act. The Company is able to bear the economic risk of an investment in the Windmere Shares pursuant to this Agreement and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefor has the capacity to protect its own interests in connection with the purchase of the Windmere Shares.

         SECTION 3.02. Representations and Warranties of Windmere. Windmere represents and warrants to the Company as follows:

                 (a) Organization, Standing and Corporate Power. Each of Windmere and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of Windmere and its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or to be in good standing (individually or in the aggregate) would not have a material adverse effect on Windmere. Windmere has delivered to the Company complete and correct copies of its Amended and Restated Articles of Incorporation and By-laws and the articles of incorporation and by-laws (or similar organizational documents) of its Significant Subsidiaries, in each case as amended to the date hereof.

                 (b) Subsidiaries. Schedule 3.02(b) lists each subsidiary of Windmere with aggregate total assets in excess of $500,000, together with its jurisdiction of incorporation or organization. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth on Schedule 3.02 (b), owned by Windmere, by another subsidiary of Windmere or by Windmere and another such subsidiary, free and clear of all Liens. Except for the capital stock of its subsidiaries and except for the ownership interests set forth in
         Schedule 3.02 (b), Windmere does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

                 (c) Capital Structure. The authorized capital stock of Windmere consists of 40,000,000 shares of Windmere Common Stock and 20,000,000 shares of preferred stock, par value $.01 per share ("Windmere Preferred Stock"). At the date of this Agreement, (i) 16,408,012 shares of

         Windmere Common Stock were issued and outstanding, (ii) no shares of Windmere Common Stock were held by Windmere in its treasury, (iii) 3,100,000 shares of Windmere Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to (A) Windmere's 1992 Incentive Stock Option Plan, (B) individual non-qualified stock option agreements, (C) Windmere's 1988 Director Option Plan (such stock options and plans, collectively, the "Windmere Stock Plans"), (D) Windmere's 1982 Stock Option Plan and (E) certain warrants issued in 1992 in connection with the settlement of certain litigation involving Windmere, and (iv) no shares of Windmere Preferred Stock were issued or outstanding. Except as set forth above, since such date, no shares of capital stock or other voting securities of Windmere have been issued or are outstanding, except for issuances pursuant to the Windmere Stock Plans. All outstanding shares of capital stock of Windmere are, and all shares which may be issued pursuant to Windmere Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Windmere having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Windmere may vote. Except as set forth above, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Windmere or any of its subsidiaries is a party or by which any of them is bound obligating Windmere or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Windmere or of any of its subsidiaries or obligating Windmere or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations of Windmere or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Windmere or any of its subsidiaries. The Windmere Shares to be issued to the Company have been duly authorized and, when delivered pursuant to this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and free of any Liens or restrictions.

                 (d) Authority; Noncontravention. Windmere has the requisite corporate power and authority to enter into this Agreement, each of the other Transaction Documents to be executed and delivered by Windmere, and all other agreements and instruments contemplated hereby and thereby and to consummate the transactions and perform the obligations contemplated hereby and thereby to be consummated by it. The execution and delivery by Windmere of this Agreement and the consummation by Windmere of the transactions contemplated hereby and thereby to be consummated by it have been duly authorized by all necessary corporate action on the part of Windmere. This Agreement has been duly executed and delivered by Windmere and constitutes, and the other Transaction Documents to be entered into by Windmere at or prior to the Closing will be, when executed and delivered by Windmere (and assuming this Agreement and such other Transaction Documents to be entered into by the Company constitute legal, valid and binding obligations of the Company) valid and binding obligations of Windmere, enforceable against Windmere in accordance with their respective terms, except that enforceability of this Agreement and the other Transaction Documents may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except as set forth on Schedule 3.02 (d), the execution, delivery and performance of this Agreement and each of the other Transaction Documents to be executed and delivered does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and each of the other Transaction Documents to be executed and delivered by Windmere will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Windmere or any of its subsidiaries under, any provision of (i) the Restated Articles of Incorporation or By-laws of Windmere or any provision of the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Windmere or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree applicable to Windmere or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) and clause (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Windmere, (y) impair in any material respect the ability of Windmere to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement to be consummated by it. No consent, approval, order or authorization of or registration, declaration or filing with, any Governmental Entity is required by or with respect to Windmere or any of its subsidiaries in connection with the execution and delivery by Windmere of this Agreement and each of the other Transaction Documents to be executed and delivered by Windmere or the consummation by Windmere of the transactions contemplated hereby and thereby to be consummated by it, except for (i) those required by the HSR Act, (ii) those required by federal and state securities laws, (iii) those required by the New York Stock Exchange, (iv) those required by any applicable state takeover laws, (v) the consents set forth on Schedule 3.02 (d) and
         (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on Windmere or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                 (e) SEC Documents. Windmere has filed all required reports, schedules, forms, statements and other documents required to be filed under the Exchange Act with the SEC since December 31, 1993 (the "Windmere SEC Documents"). As of their respective dates, the Windmere SEC Documents complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Windmere SEC Documents. Except to the extent that information contained in any Windmere SEC Document has been revised or superseded by a later-filed Windmere SEC Document, filed and publicly available prior to the date of this Agreement, none of the Windmere SEC Documents contained when filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Windmere included in the Windmere SEC Documents complied as of their respective dates of filing with the SEC as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Windmere as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The representations and warranties set forth in this Section 3.02(e) shall not apply to any noncompliance, nonfilings, misstatements, omissions or failures to present fairly or conform to generally accepted accounting principles, which would not, individually or in the aggregate, have a material adverse effect on Windmere. Except as set forth in the Windmere SEC Documents, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, Windmere has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet of Windmere or in the notes thereto which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Windmere.

                 (f) Absence of Certain Changes or Events. Except as disclosed in the Windmere SEC Documents filed prior to the date of this Agreement, and except as set forth on Schedule 3.02(f) or expressly contemplated by this Agreement, since December 31, 1994, Windmere has conducted its business only in the ordinary course, and there has not been (i) any material adverse change in Windmere, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Windmere's capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv)
         (x) any granting by Windmere or any of its subsidiaries to any officer of Windmere or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1994, (y) any granting by Windmere or any of its subsidiaries to any officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 1994 or (z) any entry by Windmere or any of its subsidiaries into any employment, severance or termination agreement with any officer, (v) any damage, destruction or loss, whether or not covered by insurance, that has or is likely to have a material adverse effect on Windmere, or (vi) any change in accounting methods, principles or practices by Windmere materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

                 (g) Litigation. Except as disclosed in the Windmere SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of Windmere, threatened against Windmere or any of its subsidiaries that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Windmere, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Windmere or any of its subsidiaries having, or which would reasonably be expected to have, any such effect.

                 (h) Compliance with Laws. Except as disclosed in the Windmere SEC Documents, Windmere and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on Windmere. To the knowledge of Windmere, each of Windmere and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the lack of Permits and for defaults under Permits which, individually or in the aggregate, would not have a material adverse effect on Windmere.

                 (i) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Windmere SEC Documents, since the date of the most recent audited financial statements included in the Windmere SEC Documents, there has not been any adoption or amendment in any material respect by Windmere or any of its subsidiaries of any Benefit Plan. Except as set forth in Schedule 3.02 (i) or as disclosed in the Windmere SEC Documents, there exist no employment, severance, termination or indemnification agreements, arrangements or understandings between Windmere or any of its subsidiaries and any current or former employee, officer or director of Windmere or any of its subsidiaries or any consulting agreement with Windmere or any of its subsidiaries with respect to which the aggregate liability thereunder exceeds $100,000 or which cannot be canceled by Windmere or any such subsidiary without penalty on 30 days' or less notice.

                 (j) Benefit Plan Compliance. (i) Schedule 3.02(j)(i) contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of ERISA, "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Benefit Plans maintained, or contributed to, or required to be contributed to, by Windmere or any of its subsidiaries or any other person or entity that, together with Windmere, is treated as a single employer under Section 414(b), (c),
         (m) or (o) of the Code (Windmere and each such other person or entity, a "Windmere Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of Windmere or any of its subsidiaries. Windmere has delivered or made available to the Company true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (4) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms and is in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements except where the failure to comply would not be reasonably expected to result in a material adverse effect on Windmere.

                          (ii) Except as disclosed in Schedule 3.02(j)(ii), all Pension Plans have been the subject of determination letters from the Internal Revenue Service, or have filed a timely application therefor, to the effect that such Pension Plans are qualified and exempt from Federal income taxes under
                 Section 401 (a) and 501 (a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

                          (iii) No Windmere Commonly Controlled Entity has incurred any liability which has not been fully paid to a Pension Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material adverse effect on Windmere.

                          (iv) As of the most recent valuation date for each Pension Plan that is a Defined Benefit Plan, there was not any material amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such Defined Benefit Plan, and Windmere is not aware of any facts or circumstances that would materially adversely change the funded status of any such Defined Benefit Plan. Windmere has furnished or made available to the Company the most recent actuarial report or valuation with respect to each Defined Benefit Plan and has no reason to believe that the conclusions expressed in those reports or valuations are incorrect.

                          (v) No Windmere Commonly Controlled Entity has been required at any time within the five calendar years preceding the date hereof or is required currently to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

                          (vi) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 3.02(j)(vi), (1) no such Benefit Plan is funded through a "welfare benefits fund", as such term is defined in Section 419(e) of the Code, and (2) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code.

                          (vii) Schedule 3.02 (j) (vii) lists all outstanding Options as of the date of this Agreement, showing for each such Option: (1) the number of shares issuable, (2) the number of vested shares, (3) the date of expiration and (4) the exercise price.

                          (viii) No employee of Windmere or any of its subsidiaries will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                          (ix) Neither Windmere or any of its subsidiaries nor any person acting on behalf of Windmere or any of its subsidiaries has, in contemplation of any corporate transaction involving Windmere, issued any written communication to, or otherwise made or entered into any legally binding commitment with, any employees of Windmere or of any of its subsidiaries to the effect that, following the date hereof, (i) any benefits or compensation provided to such employees under existing Benefit Plans or under any other plan or arrangement will be enhanced, (ii) any new plans or arrangements providing benefits or compensation will be adopted, (iii) any Benefit Plans will be conducted for any period of time, or (iv) any plans or arrangements provided by the Company will be made available to such employees.

                 (k) Taxes. Windmere and its subsidiaries have filed all material tax returns and reports required to be filed by it and has paid all taxes required to be paid by it (other than taxes, the failure to pay which would not, individually or in the aggregate, have a material adverse effect on Windmere), and the most recent financial statements contained in the Windmere Filed SEC Documents reflect an adequate reserve for all material taxes payable by Windmere for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes have been proposed, asserted or assessed against Windmere (other than deficiencies, the liability for which would not, individually or in the aggregate, have a material adverse effect on Windmere), and no requests for waivers of the time to assess any taxes are pending. None of the assets or properties of Windmere or any of its subsidiaries is subject to any material tax lien.

                 (l) No Voting Requirements. No vote of the holders of shares of Windmere Common Stock is necessary to approve this Agreement and the transactions contemplated by this Agreement.

                 (m) Brokers. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Windmere.

                 (n) Purchase for Investment. Windmere is acquiring the Company Shares for investment for its own account and not with a view to, or in connection with, a distribution thereof within the meaning of the Securities Act. Windmere is able to bear the economic risk of an investment in the Company Shares pursuant to this Agreement and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefor has the capacity to protect its own interests in connection with the purchase of the Company Shares. Windmere acknowledges that the Company Shares have not been registered under the Securities Act or any state securities laws.

                 (o)      Ownership of Voting Stock.    Neither Windmere nor
         any of its affiliates nor any person with whom Windmere or any affiliate of Windmere is acting (within the meaning of Section 13(d)(3) of the Exchange Act) as a partnership, limited partnership, syndicate or group (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding or disposing of securities issued by the Company beneficially owns (as defined in Rule 13d-3 under the Exchange Act) voting stock of the Company as of the date of this Agreement or will, as of the Closing Date, beneficially own (as defined in Rule 13d-3 under the Exchange Act) any voting stock of the Company or rights to acquire voting stock of the Company other than the Common Stock to be purchased by Windmere hereunder.

                 (p) Financing. Windmere has the funds necessary to consummate the transactions contemplated hereby and will have the same at the time of the Closing.

                                  ARTICLE IV.

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement to the Closing Date, the Company shall, and shall cause its subsidiaries to, except as expressly contemplated or permitted by this Agreement or to the extent that Windmere shall otherwise consent in writing, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them (except when in its good faith judgment it is otherwise in its best interest) to the end that their goodwill and ongoing business shall not be impaired in any material respect (in the aggregate, with respect to the Company and its subsidiaries taken as a whole) at the Closing Date. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, the Company shall not, and shall not permit any of its subsidiaries to, (except as expressly contemplated or permitted by this Agreement or on Schedule 4.01 or to the extent that Windmere shall otherwise consent in writing) (which consent, in the case of clauses (vii) through (xiii) of this Section 4.01, shall not be unreasonably withheld):

                          (i)     (x)      declare, set aside or pay any
                 dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in view of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than grants of options under the Company Stock Plans consistent in amounts and terms with past practice and the issuance of shares of Company Common Stock upon the exercise of options outstanding on the date of this Agreement and in accordance with their present terms)

                          (iii) amend its Certificate of Incorporation, by-laws or other comparable charter or organizational documents;

                          (iv) except as set forth on Schedule 4.01(a)(iv), acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and its subsidiaries taken as a whole, except purchases of assets in the ordinary course of business consistent with past practice;

                          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its material properties or assets, other than in the ordinary course of business consistent with past practice;

                          (vi)    (y)      incur any indebtedness for borrowed
                 money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice, or (z) make any loans, advances or capital contributions to, or investments in, any other person;

                          (vii) make or agree to make any new capital expenditure or expenditures which, in the aggregate, are in excess of $500,000;

                          (viii) make any material tax election or settle or compromise any material tax liability;

                          (ix) except as set forth on Schedule 4.01(a)(ix), pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Documents or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any of its subsidiaries is a party,

                          (x) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims;

                          (xi) except in the ordinary course of business, enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by third parties of the Company's or its subsidiaries' products or products licensed by the Company or its subsidiaries;

                          (xii) except in the ordinary course of business, enter into any contracts, agreements, arrangements or understandings relating to the distribution, sale or marketing by the Company of products, patents or trademarks of other parties;

                          (xiii) except as required to comply with applicable law, (A) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (B) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (C) pay any benefit not provided for under any Benefit Plan, (D) except as permitted in clause (B) or in Section 4.01(a)(ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

                          (xiv) make any change in any method of accounting or accounting practice or policy other than those required by generally accepted accounting principles; or

                          (xv) authorize any of, or commit or agree to take any of, the foregoing actions.

                 (b) Other Actions. Windmere shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of Windmere set forth in this Agreement that are not qualified as to materiality becoming untrue in any material respect or (ii) any of the representations and warranties of Windmere set forth in this Agreement that are qualified as to materiality becoming untrue in any respect.

         SECTION 4.02. No Solicitation. (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Third Party Acquisition Proposal. The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it or any of its subsidiaries to, (i) solicit, initiate or knowingly encourage the submission of, any Third Party Acquisition Proposal, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Third Party Acquisition Proposal; provided, however, that to the extent required by the fiduciary obligations of the Board of Directors of the Company, based on the advice of outside counsel, the Company may, (A) in response to a request therefor, furnish non-public information with respect to the Company to any person pursuant to a customary confidentiality agreement (as determined by the Company's outside counsel) and discuss such information with such person and (B) upon receipt by the Company of a Third Party Acquisition Proposal, participate in negotiations and discussions regarding such Third Party Acquisition Proposal. For purposes of this Agreement, "Third Party Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of the consolidated assets of the Company and its subsidiaries or 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its Significant Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Stock Purchase or which would reasonably be expected to dilute materially the benefits to Windmere of the transactions contemplated hereby.

         (b) Notwithstanding the foregoing, in the event the Company receives any Superior Proposal (as defined below), the Board of Directors of the Company, to the extent required by the fiduciary obligations thereof as determined in good faith by the Board based on the advice of outside counsel, may withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby, approve or recommend such Superior Proposal, enter into an agreement with respect to such Superior Proposal, approve the solicitation of additional Third Party Acquisition Proposals or other investment proposals and/or terminate this Agreement. The Company shall notify Windmere in writing of any Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, within 24 hours of receipt thereof. For purposes of this Agreement, a "Superior Proposal" means a bona fide Third Party Acquisition Proposal that the Board determines in its good faith reasonable judgment to be more favorable to the Company and/or the Company stockholders than the transactions contemplated by this Agreement and by the other Transaction Documents, taken as a whole. Windmere agrees that neither the Company nor any of its directors, officers, employees, representatives or agents acting in accordance with their respective fiduciary obligations to the Company, nor any person or entity who shall make a Third Party Acquisition Proposal shall be deemed, by reason of the making of such proposal or any actions taken in good faith in connection with it, to have tortiously or otherwise wrongfully interfered with or caused a breach of this Agreement, the other Transaction Documents or any other agreements, instruments and documents executed in connection herewith or therewith, or to have tortiously or otherwise wrongfully interfered with the transactions contemplated hereby or thereby, or the rights of Windmere or any of their affiliates hereunder or thereunder.

         (c) Nothing contained in this Section 4.02 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act; (ii) subject to the provisions of Section 5.05, issuing a press release or otherwise publicly disclosing the terms of this Agreement, including without limitation this Section 4.02 and (iii) making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to so disclose would be inconsistent with applicable laws; (including, without limitation, laws relating to the fiduciary duties of directors); provided that except to the extent required by the fiduciary obligations of the Board of Directors of the Company determined in good faith by the Board based upon the advice of outside counsel, the Company may not withdraw or modify its approval or recommendation of this Agreement or the transactions contemplated hereby.


                                   ARTICLE V.

                             ADDITIONAL AGREEMENTS

         SECTION 5.01. Preparation of the Proxy Materials; Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company shall prepare and file with the SEC the preliminary proxy materials related to the solicitation of proxies from the Company's stockholders to approve this Agreement and the transactions contemplated hereby and thereafter shall use its reasonable efforts to distribute a proxy statement and related proxy materials with respect thereto (the "Proxy Materials") to the Company's stockholders as promptly as practicable. Windmere shall furnish all information concerning itself to the Company as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Materials.

                 (b) The Company will (a) as soon as practicable following the date of this Agreement, take all steps reasonably necessary in accordance with applicable law to duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of approving this Agreement; (b) through its Board of Directors, recommend to its stockholders approval of this Agreement in such Proxy Materials, except to the extent that the Board of Directors shall have withdrawn or modified its approval or recommendation of this Agreement as a result of their good faith determination, based upon the advice of Sonnenschein Nath & Rosenthal, the Company's outside counsel, that the failure to withdraw or modify its approval or recommendation of this Agreement would cause such Board to violate their fiduciary duties to the Company and its stockholders.

                 (c) Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to file with the SEC and distribute to its stockholders the Proxy Materials unless and until (i) the Company and Windmere have agreed to the form of Commercial Agreements and (ii) the Board of Directors of the Company shall have received a written opinion addressed to the Board from an investment banking firm satisfactory to the Board as set forth in Section 6.03.

         SECTION 5.02. Access to Information. (a) The Company and Windmere shall, and shall cause each of their respective subsidiaries to, upon reasonable notice from the other party hereto, afford to the other party hereto, and to their respective officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Closing Date to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Windmere shall, and shall cause each of their respective subsidiaries to, furnish promptly to the other party hereto upon request (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws or tax laws and (ii) all other information concerning its business, properties and personnel as the Company or Windmere, as the case may be, may reasonably request.

                 (b) Each of the Company and Windmere may make copies of documents provided to them pursuant this Section 5.02 at their own expense. The parties shall, and shall cause their respective officers, employees, accountants, counsel, financial advisors and other representatives to, hold any such information which is nonpublic in confidence on the same terms and conditions as set forth in those certain letters each dated January 15, 1996, as amended from time to time, between the Company and Windmere (the "Confidentiality Agreements").

         SECTION 5.03. Reasonable Efforts; Notification. (a) As soon as practicable after the date hereof, Windmere and the Company shall jointly prepare and file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("Antitrust Division") report forms with respect to the Stock Purchase pursuant to the HSR Act and the regulations promulgated thereunder. Windmere and the Company shall comply promptly with any requests for additional information and documents from the FTC or Antitrust Division, and shall cooperate in any review or investigation by the FTC or Antitrust Division in a joint effort to have any such review or investigation resolved without an adverse effect upon the transactions contemplated hereby.

                 (b) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all other things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the Stock Purchase and the other transactions contemplated by this Agreement, including (i) the obtaining of all other necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all other reasonable steps as may bc necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, subject to the fiduciary duties of the Board of Directors of the Company, the Company and its Board of Directors shall if any state takeover statute or similar statute or regulation is or becomes applicable to the Stock Purchase, this Agreement or the other transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Stock Purchase and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Stock Purchase and the other transactions contemplated by this Agreement. Nothing herein shall limit or affect the Company's taking actions specifically permitted by Section 4.02(b).

         SECTION 5.04. Fees and Expenses. All fees and expenses incurred in connection with the Stock Purchase, this Agreement, the Proxy Statement, the Registration Statement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Stock Purchase is consummated.

         SECTION 5.05.    Public Announcements.   Windmere, on the one hand, and
the Company, on the other hand, will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Stock Purchase, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with the New York Stock Exchange, Inc. (the "NYSE") or the Nasdaq National Market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

         SECTION 5.06. Nasdaq and NYSE Listing. The Company shall use its reasonable efforts to make all filings required by NASDAQ with respect to the shares of Company Common Stock to be issued in the Stock Purchase, subject to official notice of issuance, prior to the Closing Date. Windmere shall use its reasonable efforts to cause the shares of Windmere Common Stock to be issued in the Stock Purchase as part of the Purchase Price to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         SECTION 5.07. Registration Statement. As soon as practicable after the date hereof, Windmere shall file with the SEC a registration statement on Form S-3 under the Securities Act (the "Registration Statement") covering all of the Windmere Shares and shall use its reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable.

         SECTION 5.08. Negotiation of Commercial Agreements. Each of the Company and Windmere shall use its reasonable efforts to negotiate and enter into various commercial agreements (the "Commercial Agreements") which would become effective upon the Closing. The parties hereto acknowledge and agree that the Commercial Agreements must be mutually satisfactory to the Company and Windmere with the intent of enhancing the business and competitive position of both the Company and Windmere.

                                  ARTICLE VI.

                              CONDITIONS PRECEDENT

         SECTION 6.01. Conditions to Each Party's Obligation To Effect the Stock Purchase. The respective obligation of each party to effect the Stock Purchase is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                 (a) Stockholder Approval. This Agreement and the Stock Purchase shall have been approved by the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Stockholders Meeting.

                 (b) Regulatory Compliance. All material filings with all Governmental Authorities required to be made in connection with the transactions contemplated hereby shall have been made, all waiting periods thereunder shall have expired or terminated and all material orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the date of the Closing in connection with the transactions contemplated hereby shall have been issued, all such orders, permits, waivers, authorizations, exemptions or approvals shall be in full force and effect on the date of the Closing; provided, however, that no provision of this Agreement shall be construed as requiring any party to accept, in connection with obtaining any requisite approval, clearance or assurance of non-opposition, avoiding any challenge, or negotiating settlement, any condition that would materially change or restrict the manner in which the Company or Windmere conducts or proposes to conduct its business.

                 (c) No Injunctions or Restraints; Illegality. None of the parties hereto shall be subject to any statute, rule, regulation, decree, ruling, injunction or other order issued by any Governmental Entity of competent jurisdiction (collectively, an "Injunction") which prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated by this Agreement; provided, however, that each of the Company and Windmere shall have used its reasonable efforts, to the extent required pursuant to Section 5.03(b), to prevent any such Injunction.

                 (d) Commercial Agreements. The Company and Windmere shall have entered into the Commercial Agreements.

         SECTION 6.02. Conditions to Obligations of Windmere. The obligations of Windmere to effect the Stock Purchase is further subject to the following conditions:

                 (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Windmere shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company to such effect.

                 (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Windmere shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company to such effect.

                 (c) Nasdaq National Market Listing. The shares of Company Stock issuable to Windmere pursuant to this Agreement shall have been included for listing on the Nasdaq National Market, subject to official notice of issuance.

                 (d) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                 (e) Closing Deliveries. The Company shall have delivered, or shall be delivering concurrently with the Closing, the documents and instruments required to be delivered by the Company pursuant to Section 2.02.

         SECTION 6.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Stock Purchase is further subject to the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Windmere set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Windmere set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and the Company shall have received a certificate signed on behalf of Windmere by the President and the Chief Financial Officer of Windmere to such effect.

                 (b) Performance of Obligations of Windmere. Windmere shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Windmere by the President and the Chief Financial Officer of Windmere to such effect.

                 (c) NYSE Listing. The Windmere Common Stock issuable to the Company pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                 (d) No Material Adverse Change. At any time on or after the date of this Agreement there shall not have occurred any material adverse change in the business, properties, assets, financial condition or results of operations of Windmere and its subsidiaries, taken as a whole.

                 (e) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                 (f) Fairness Opinion. The Board of Directors of the Company shall have received from an investment banking firm satisfactory to the Board written opinions addressed to the Board (i) for inclusion in the Proxy Statement and dated on or about the date thereof, and (ii) immediately prior to the Closing Date and dated such date, in each case substantially to the effect that the consideration to be paid by Windmere for the Stock Purchase pursuant to this Agreement is fair to the Company from a financial point of view, and such opinions shall not have been withdrawn or materially modified prior to the Closing Date.

                 (g) Lenders' Consents. The Company and Foothill Capital Corporation ("Foothill") shall have entered into a definitive amendment to the Loan and Security Agreement dated as of July 28, 1994, as amended (the "Loan Agreement"), by and between the Company and Foothill, effective upon consummation of this Agreement, amending the Loan Agreement such that this Agreement and the transactions contemplated hereby are permitted under the Loan Agreement as so amended and whereby no default, or event which could result in a default, exists under the Loan Agreement as so amended. The Company and LaSalle National Bank ("LaSalle") shall have entered into a definitive amendment to the Loan and Security Agreement dated as of December 20, 1991, as amended (the "Loan and Security Agreement"), by and between the Company and LaSalle, effective upon consummation of this Agreement, amending the Loan and Security Agreement such that this Agreement and the transactions contemplated hereby are permitted under the Loan and Security Agreement as so amended and whereby no default, or event which could result in a default, exists under the Loan and Security Agreement as so amended.

                 (h) Closing Deliveries. Windmere shall have delivered, or shall be delivering concurrently with the Closing, the documents and instruments required to be delivered by Windmere pursuant to
         Section 2.03.

                                  ARTICLE VII.

                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 7.01. Termination. This Agreement may be terminated, and the Stock Purchase contemplated hereby may be abandoned, at any time prior to the Closing Date;

                 (a) by mutual written consent of Windmere and the Company,

                 (b)      by either Windmere or the Company:

                          (i) if the Stock Purchase shall not have been consummated on or before July 1, 1996, unless the failure to consummate the Stock Purchase is the result of a breach of any material obligation under this Agreement by the party seeking to terminate this Agreement; provided, however, that the passage of such period shall be tolled for any part thereof during which any party shall be subject to a non-final order, decree, ruling or other action restraining, enjoining or otherwise prohibiting the consummation of the Stock Purchase; or

                          (ii) if any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Stock Purchase and such order, decree, ruling or other action shall have become final and nonappealable; or

                          (iii)   if, upon a vote taken at a duly held
                 Stockholders Meeting or any adjournment thereof, any required approval of the stockholders of the Company shall not have been obtained; or

                          (iv) if the Company and Windmere shall have not entered into the Commercial Agreements by March 29, 1996; or

                          (v) if the Board of Directors of the Company shall have not received a written opinion addressed to the Board from an investment banking firm satisfactory to the Board as set forth in Section 6.03 by April 5, 1996.

                 (c)      by Windmere:

                          (i) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Windmere its approval of the Stock Purchase or this Agreement, or approved or recommended any Third Party Acquisition Proposal, or resolved to take any of the foregoing actions; or

                          (ii) if the Company shall have entered into any agreement with respect to any Superior Proposal.

                 (d) by the Company if the Company has received a Superior Proposal or has withdrawn or modified its approval or recommendation of this Agreement or the transactions contemplated hereby in accordance with Section 4.02(b).

         SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Windmere as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Windmere or the Company, other than the obligations of the parties under the Confidentiality Agreements and the provisions of Sections 3.01(n), 3.02(n), 5.02(b), 5.04, this Section 7.02 and
Article VIII (other than Section 8.01) and except liability of a party to the extent that such termination results from the wilful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 7.03. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided that after the Closing, this Agreement may only be amended in accordance with the terms of the Stockholder Agreement.

         SECTION 7.04. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. Notwithstanding anything to the contrary herein, any waiver of the provisions of this Agreement after the Closing may only be made in accordance with the terms of the Stockholder Agreement.

                                 ARTICLE VIII.

                               GENERAL PROVISIONS

         SECTION 8.01. Survival of Representations and Warranties. The representations and warranties in this Agreement will survive until the first anniversary of the date of the Closing. No action may be brought with respect to a breach of any representation or warranty in this Agreement after such time unless, prior to such time, the party seeking to bring such an action has notified the other party of such claim, specifying in reasonable detail the nature of the loss suffered. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

         SECTION 8.02. Notices. Except as otherwise provided in Section 4.02(f), all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


                          (a)    if to Windmere, to

                                 Windmere Corporation
                                 5980 Miami Lakes Drive
                                 Miami Lakes, Florida 33014-9867

                                 Attention: David M. Friedson, President

                                 with a copy to:

                                 Greenberg, Traurig, Hoffman, Lipoff,
                                 Rosen & Quentel, P.A.
                                 1221 Brickell Avenue
                                 Miami, Florida  33131

                                 Attention: Andrew Hulsh, Esq.

                          (b)    if to the Company, to

                                 Salton/Maxim Housewares, Inc.
                                 550 Business Center Drive
                                 Mount Prospect, Illinois  60056

                                 Attention: Leon Dreimann, President

                                 with a copy to:


                                 Sonnenschein Nath & Rosenthal
                                 8000 Sears Tower
                                 Chicago, Illinois  60606

                                 Attention: Neal Aizenstein, Esq.

         SECTION 8.03.    Definitions.  For purposes of this Agreement:

                 (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                 (b) "knowledge" of any person means actual knowledge of the directors and executive officers of such person;

                 (c) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Windmere, any change or effect that is materially adverse to the business, properties, assets, financial condition or results of operations of such party and its subsidiaries taken as a whole;

                 (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity,

                 (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person;

                 (f) "Transaction Documents" means this Agreement, the Note, the Security Agreements, the Guaranties, the Stockholder Agreement, the Registration Rights Agreement, and the Commercial Agreements, amendments thereof, and all schedules and exhibits hereto and thereto.

                 (g) "Security Agreements" means the Security Agreements to be entered into by and between the Company, Windmere and the domestic subsidiaries of Windmere (the "Domestic Subsidiaries") at the Closing.

                 (h) "Guaranties" means the Guaranties to be entered into by and between the Company and each of the Domestic Subsidiaries at the Closing.

                 (i) "Stockholder Agreement" means the Stockholder Agreement, in the form attached hereto as Exhibit B, to be entered into by and between Windmere and the Company at the Closing.

                 (j) "Registration Rights Agreement" means the Registration Rights Agreement, in the form attached hereto as Exhibit C, to be entered into by and between Windmere and the Company at the Closing.

         SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the other Transaction Documents and the Confidentiality Agreements, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and are not intended to confer upon any person other than the parties any rights or remedies.

         SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 8.09. Enforcement. The parties agree that (i) any legal action or proceeding arising out of or in connection with this Agreement or the transactions contemplated hereby shall be brought only in the courts of the State of Delaware or the United States of America located in Delaware, (ii) each irrevocably submits to the jurisdiction of each such court, and (iii) any summons, pleading, judgment, memorandum of law, or other paper relevant to any such action or proceeding shall be sufficiently served if delivered to the recipient thereof by certified or registered mail (with return receipt) at its address set forth in Section 8.02. Nothing in the preceding sentence shall affect the right of any party to proceed in any jurisdiction for the enforcement or execution of any judgment, decree or order made by a court specified in said sentence. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specifications or were otherwise breached. It is accordingly agreed that each of the parties hereto shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement by the other and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity.

         IN WITNESS WHEREOF, Windmere and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, as of the date first written above.


                              WINDMERE CORPORATION



                                  By:
                                      -------------------------------------
                                      Name: David M. Friedson
                                      Title: President


                              SALTON/MAXIM HOUSEWARES, INC.




                                  By:
                                      -----------------------------------
                                      Name:
                                      Title:

                                AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT


        This Amendment No. 1 (the "Amendment") to the Stock Purchase Agreement,
dated   as of February 27, 1996 (the "Agreement"), is entered into as of April
8, 1996, by and between Windmere Corporation, a Florida corporation ("Windmere"), and Salton/Maxim Housewares, Inc., a Delaware corporation (the "Company"). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

        WHEREAS, Windmere and the Company desire to amend the Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, intending to be legally bound hereby, agree as follows:

1.      A new Section 1.03 is hereby added to read as follows:

        "(a)     Upon a Change in Control (as defined below) of Windmere, the
        Company shall have the option (the "Change in Control Option"), but not the obligation, to purchase all, or a portion, of the Company Shares then owned by Windmere at a per share price equal to the book value per share of the Company's outstanding Common Stock upon such Change in Control. The Change in Control Option may be exercised by vote of a majority of the Company Directors (as defined in the Stockholder Agreement) by written notice from the Company to Windmere within ten
        (10) days following such Change in Control. If any Company Shares are purchased by the Company pursuant to the Change in Control Option, then such purchase shall, unless the parties thereto otherwise agree, be completed at a closing to be held at the offices of Greenberg, Traurig in Miami, Florida at 10:00 a.m. local time on the 10th business day following the exercise of the Change in Control Option.

        (b)      "Change in Control" shall mean:

        (i) (A) the acquisition (other than by or from Windmere), at any time after the date hereof, by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of Windmere's then outstanding voting securities entitled to vote generally in the election of directors, which acquisition has not been approved by a majority of the board of directors of Windmere (the "Board"), excluding the nominees of any group or person seeking to effectuate such change in control; or


                 (B) approval by the shareholders of Windmere of (x) a reorganization, merger or consolidation with respect to which persons who were the shareholders of Windmere immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (y) a liquidation or dissolution of Windmere or (z) the sale of all or substantially all of the assets of Windmere, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned, which transaction has not been approved by the Board; or

        (ii) the ten (10) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Windmere's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Windmere, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

2.      Section 2.03 (iv) is hereby amended to read in its entirety as follows:

        "(iv) the Security Agreements duly executed by Windmere and its domestic subsidiaries and the Guaranties duly executed by the domestic subsidiaries of Windmere;"

3. Section 3.02 (c) is hereby amended by substituting "3,866,000" for "3,100,000."

4.      Section 5.07 is hereby amended to read in its entirety as follows:

                 "Section 5.07. Shelf Registration Statement. (a) As soon as practicable after the date hereof, Windmere shall file with the SEC a shelf registration statement (the "Shelf Registration Statement") under Rule 415 of the Securities Act with respect to all of the Registrable Shares (as defined below). Windmere will use all reasonable efforts to
        (i) have the Shelf Registration Statement declared effective under the Securities Act on the Closing Date to permit the disposition of the Registrable Shares and (ii) keep the Shelf Registration Statement continuously effective until the earliest date on which neither the Company nor any of its affiliates owns any Registrable Shares. Windmere agrees to furnish to the Company such number of prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Company may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares. Windmere further agrees to use its reasonable efforts to register or qualify the Registrable Shares covered by the Shelf Registration Statement under such securities or Blue Sky laws of such jurisdictions within the United States as the Company shall reasonably request; provided, however, that Windmere shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or subject Windmere to any tax in any such jurisdiction where it is not then so subject.

                 Windmere shall pay all expenses, other than selling commissions and stock transfer taxes applicable to the sale of the Registrable Shares, incurred by Windmere in complying with this Section 5.07, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants for Windmere and blue sky fees and expenses.

                 (b) Windmere shall indemnify and hold harmless each seller of Registrable Shares, and each person, if any, who controls such seller within the meaning of the Securities Act, and each officer, director, employee and advisor of each of the foregoing (each a "Company Indemnitee"), against any expenses, losses, claims, damages or liabilities, joint or several, to which such Company Indemnitee may become subject under the Securities Act, any state securities law or otherwise, including any of the foregoing incurred in settlement of any litigation, commenced or threatened, insofar as such expenses, losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or final prospectus contained therein, or any amendment or supplement thereto; or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation by Windmere of the Securities Act or rules of the SEC thereunder or any blue sky laws or any rules promulgated thereunder, and shall reimburse each such Company Indemnitee for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Windmere shall not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to Windmere by or on behalf of the Company specifically for use in the preparation thereof.

                 (c) The Company shall indemnify and hold harmless Windmere and each person, if any, who controls Windmere within the meaning of the Securities Act, each officer of Windmere who signs the Shelf Registration Statement and each director of Windmere, against any and all such expenses, losses, claims, damages or liabilities referred to in Section 5.07 (b) above if the statement, alleged statement, omission or alleged omission in respect of which such expense, loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to Windmere by or on behalf of the Company specifically for use in connection with the preparation of the Shelf Registration Statement, prospectus, amendment or supplement.

                 (d)     If the indemnification provided for in Sections 5.07
        (b) or (c) above is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then in lieu of indemnifying such indemnified party thereunder, the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party, or by the indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.07(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 5.07 or to the extent that it has not been prejudiced as a proximate result of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to Windmere, the indemnified party or parties shall have the right to select one separate counsel to assert such legal defenses (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 5.07 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs or investigation) unless
        (i) the indemnified party shall have employed one separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

                 (f) For purposes of this Section 5.07, "Registrable Shares" means (i) the Windmere Shares and (ii) other shares of Windmere Common Stock acquired by the Company from time to time. All Registrable Shares shall cease to be Registrable Shares (a) when sold in a registered public offering or in accordance with Rule 144 promulgated by the SEC under the Securities Act, or (b) when permitted to be sold in accordance with Rule 144(k).

                 (g) The parties hereto agree that whether or not any express assignment shall have been made, the provisions of this Section
        5.07 shall (i) be for the benefit of and enforceable by any subsequent holder of Registrable Shares (or of any portion thereof); and (ii) survive the termination of this Agreement for any reason after the Closing.

5.      Section 6.01(a) is hereby amended to read in its entirety as follows:

        "(a) Stockholder Approval. This Agreement and the Stock Purchase shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Stockholders Meeting."

6. Section 6.03(e) is hereby amended by adding the word "Shelf" before "Registration Statement" in the heading and in the first line of such Section.

7.      The following new Section 6.03(f) is hereby added to the Agreement:

        "(f) Repayment of Promissory Note. Any amounts due and owing to Windmere on the Closing Date under that certain promissory note to be issued by the Company to Windmere in excess of $3,254,286 (which amount will be set-off by Windmere against the cash portion of the Purchase Price set forth in Section 1.02(a)(i) hereof) shall have been paid."

8. The definition of "Security Agreements" in Section 8.03(g) is hereby amended by adding ", in the form attached hereto as Exhibit D," after "Security Agreements" in the first line of such definition.

9. The definition of "Guaranties" in Section 8.03(h) is hereby amended by adding ", in the form attached hereto as Exhibit E," after "Guaranties" in the first line of such definition.

10. Exhibit A of the Agreement is hereby amended by adding the following as a new Section 4 (i):

        "(i) The consolidated tangible net worth of Windmere and its Domestic Subsidiaries (excluding real property) determined in accordance with generally accepted accounting principles shall at any time be less than $40,000,000."

11. Section 9 of Exhibit A of the Agreement is hereby amended by substituting "Illinois" for "Delaware."

12. Section 4(h) of Exhibit A of the Agreement is hereby amended by substituting "$500,000 for "$100,000."

13. A new Exhibit D, which is attached to this Amendment, is hereby added to the Agreement.

14. A new Exhibit E, which is attached to this Amendment, is hereby added to the Agreement.

15. Except as set forth in this Amendment, the provisions of the Agreement shall remain in full force and effect and all references in the Agreement and the other Transaction Documents shall be deemed to refer to and mean the Agreement, as amended by this Amendment.

16. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                     WINDMERE CORPORATION


                                     By: /s/ David M. Friedson
                                         ------------------------------
                                         David M. Friedson
                                         President


                                     SALTON/MAXIM HOUSEWARES, INC.



                                     By: /s/ Leonhard Dreimann
                                         ------------------------------
                                         Leonhard Dreimann
                                         President